Exhibit 10.1

FORM OF INDEMNITY AGREEMENT

This Indemnity Agreement (the “Agreement”), dated as of [    ], 2026 is entered into by and among Unite Acquisition 2 Corp, a Delaware corporation (the “Parent”), Blue Laser Fusion Acquisition Co., a Delaware corporation (“Merger Sub” and together with the Parent, the “Companies”), and the undersigned Indemnitee (the “Indemnitee”).

W I T N E S S E T H

WHEREAS, Indemnitee is a director on the board of directors of the Parent (the “Board of Directors”) and/or an officer of the Parent, as well as a director and/or an officer of Merger Sub, and in such capacities is performing valuable services for the Parent; and

WHEREAS, the Parent, Merger Sub, and Blue Laser Fusion Inc. have entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated September 4, 2026, pursuant to which, among other things, Merger Sub shall merge with and into Blue Laser Fusion Inc., with Blue Laser Fusion Inc. remaining as the surviving entity and a wholly-owned operating subsidiary of the Parent (the “Merger”); and

WHEREAS, it is intended that Indemnitee shall be paid promptly by the Companies all amounts necessary to effectuate in full the indemnity provided herein;

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, and of Indemnitee and the Companies intending to be legally bound hereby, the parties hereto agree as follows:

1. Indemnification. Subject to the limitations set forth herein and in Section 5 hereof, the Companies hereby agree to indemnify Indemnitee as follows:

The Companies shall, from and after the Effective Time (as defined in the Merger Agreement), with respect to any Proceeding (as hereinafter defined), indemnify Indemnitee to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) and the certificate of incorporation and by-laws of the Parent or Merger Sub in effect on the date hereof or as such law or constitutive document may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the relevant Company to provide broader indemnification rights than applicable law or constitutive document permitted the applicable Company to provide before such amendment). Notwithstanding the foregoing, the Companies shall not be required to indemnify Indemnitee for acts or omissions of Indemnitee constituting fraud, bad faith, gross negligence or intentional misconduct. The right to indemnification conferred herein and in the constitutive documents of the Companies shall be presumed to have been relied upon by Indemnitee in serving the Parent and shall be enforceable as a contract right. Without in any way diminishing the scope of the indemnification provided by this Section 1, the Companies will, from and after the Effective Time, indemnify Indemnitee against Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) actually and reasonably incurred by Indemnitee or on their behalf in connection with the investigation, defense, settlement or appeal of such Proceeding. In addition to, and not as a limitation of, the foregoing, the rights of indemnification of Indemnitee provided under this Agreement shall include those rights set forth in Section 7 below. Notwithstanding the foregoing, from and after the Effective Time, the Companies shall be required to indemnify Indemnitee in connection with a Proceeding commenced by Indemnitee (other than a Proceeding commenced by Indemnitee to enforce Indemnitee’s rights under this Agreement) only if the commencement of such Proceeding was authorized by the Board of Directors following the Effective Time. Notwithstanding anything to the contrary contained herein, the Parent shall have no obligation to indemnify the Indemnitee to the extent such indemnification would not be permitted under Section 145 of the DGCL or the Parent’s certificate of incorporation in effect on the date hereof.

2. Presumptions and Effect of Certain Proceedings. Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement, and the Companies shall have the burden of proof to overcome that presumption in reaching any contrary determination. Except as determined by a judgment or other final adjudication adverse to Indemnitee, the termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent, shall not affect this presumption or establish a presumption with regard to any factual matter relevant to determining Indemnitee’s rights to indemnification hereunder.

3. Advancement of Expenses. To the extent not prohibited by law, from and after the Effective Time, the Companies shall advance the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within thirty (30) calendar days after the receipt by the Companies of (a) a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) and (b) an undertaking to repay the advancement of Expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Companies. Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the expenses. Advances shall include any and all Expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement, or otherwise and this right of advancement, including Expenses incurred preparing and forwarding statements to the Companies to support the advances claimed. Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Indemnitee shall be required to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Companies. The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein. This Section 3 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 14(d)(ii) below.

4. Procedure for Determination of Entitlement to Indemnification.

(a) Subject to the terms of Section 11, whenever Indemnitee believes that Indemnitee is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification or advancement of Expenses to the Companies. Any request for indemnification or advancement of Expenses shall include sufficient documentation or information reasonably available to Indemnitee for the determination of entitlement to indemnification or advancement of expenses, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Proceeding.

(b) Independent Legal Counsel (as hereinafter defined) shall determine whether Indemnitee is entitled to indemnification or advancement of Expenses. Determination of Indemnitee’s entitlement to indemnification or advancement of Expenses shall be made not later than ninety calendar (90) days after the Companies’ receipt of Indemnitee’s written request for such indemnification or advancement of Expenses, provided that any request for indemnification for Liabilities, other than amounts paid in settlement, shall have been made after a determination thereof in a Proceeding.

(c) The Companies shall be entitled to participate in the defense of any Proceeding at its own expense and, except as otherwise provided below, to the extent the Companies so wish, they may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Companies to Indemnitee of their election to assume the defense of any such Proceeding, the Companies shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’ s defense of such Proceedings other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ their own legal counsel in such Proceeding, but all Expenses related to such counsel incurred after notice from the Companies of their assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of their own legal counsel has been authorized by the Companies, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Companies in the defense of such Proceeding, or (iii) the Companies shall not in fact have employed counsel to assume the defense of such Proceeding, then in any such event Indemnitee shall be entitled to retain their own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Proceeding) and all Expenses related to such separate counsel shall be borne by the Companies.

5. Specific Limitations on Indemnification. Notwithstanding anything in this Agreement to the contrary, the Companies shall not be obligated under this Agreement to make any indemnity or payment to Indemnitee in connection with any claim against Indemnitee.

(a) to the extent that payment is actually made to Indemnitee under any insurance policy, contract, agreement or otherwise or is made to Indemnitee by either of the Companies or affiliates otherwise than pursuant to this Agreement. Notwithstanding the availability of such insurance, Indemnitee also may claim indemnification from the Companies pursuant to this Agreement by assigning to the Companies any claims under such insurance to the extent Indemnitee is paid by the Companies;

(b) for Liabilities in connection with Proceedings settled without the Companies’ consent, which consent, however, shall not be unreasonably withheld;

(c) in no event shall the Companies be liable to pay the fees and disbursements of more than one counsel in any single Proceeding except to the extent that, in the written opinion of counsel of the Indemnitee, the Indemnitee has conflicting interests in the outcome of such Proceeding;

(d) to the extent it would be otherwise prohibited by law, if so established by a judgment or other final adjudication adverse to Indemnitee

(e) or an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Companies within the meaning of Section l6(b) of the Securities Exchange Act of l934, as amended, or similar provisions of state statutory law or common law;

(f) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Companies or their directors, officers, employees or other indemnitees, unless (i) the commencement of such Proceeding was authorized by the Board of Directors (or any part of any Proceeding) prior to its initiation and following the Effective Time, or (ii) the Companies provide the indemnification, in their sole discretion, pursuant to the powers vested in the Companies under applicable law or

(g) for any reimbursement of the Companies by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Companies, as required in each case under the Securities Exchange Act of l934, as amended (including any such reimbursements that arise from an accounting restatement of the Companies pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Companies of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefore

6. Fees and Expenses of Independent Legal Counsell. The Companies agree to pay the reasonable fees and expenses of Independent Legal Counsel incurred by any of them arising out of or relating to this Agreement or their engagement pursuant hereto.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination pursuant to Section 4 hereof is made that Indemnitee is not entitled to indemnification, (ii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, (iii) the person or persons empowered to make a determination pursuant to Section 4 hereof shall have failed to make the requested determination within ninety calendar (90) days after the Companies’ receipt of Indemnitee’s written request for such indemnification or advancement of expenses, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication in a court of competent jurisdiction in the State of Delaware of the remedy sought.

(b) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 4 hereof or is deemed to have been made pursuant to Section 4 hereof or otherwise pursuant to the terms of this Agreement, the Companies shall be bound by such determination in the absence of a misrepresentation or omission of a material fact by Indemnitee in connection with such determination.

(c) The Companies shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Companies shall stipulate in any such court or before any such arbitrator that the Companies are bound by all the provisions of this Agreement and are precluded from making any assertion to the contrary.

(d) Expenses reasonably incurred by Indemnitee in connection with Indemnitee’s request for indemnification under, seeking enforcement of or to recover damages for breach of this Agreement shall be borne by the Companies when and as incurred by Indemnitee, to the extent it is determined that Indemnitee is entitled to indemnification hereunder.

8. No Duplication of Payments. Notwithstanding any provision to the contrary in this Agreement, the Companies shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Liabilities or Expenses to the extent Indemnitee has otherwise received payment under any D&O Insurance, directors’ and officers’ liability or other insurance policy or the constitutive documents of the Companies in effect on the date hereof.

9. Modification, Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

10. Subrogation. In the event of any payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Companies effectively to bring suit to enforce such rights.

11. Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Companies in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative for which such Indemnitee is entitled to indemnification or an advancement of expenses hereunder, but the omission so to notify the Companies will not relieve it from any liability hereunder that it may have to Indemnitee if such omission does not prejudice the Companies& rights, except that the Companies shall not be liable to indemnify Indemnitee under this Agreement with respect to any judicial award in a Proceeding if the Companies were not given a reasonable and timely opportunity to participate at its expense in the defense of such action. If at the time of the receipt of such notice, one or both of the Companies have D&O Insurance in effect under which coverage for the Proceedings is potentially available, the applicable Company shall give prompt written notice to the applicable insurer in accordance with the procedures set forth in the applicable policy and shall thereafter take all necessary or desirable action to cause the insurer to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceedings in accordance with the terms of such policy or policies.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery from the recipient, excluding any automated response) prior to 5:00 p. m. Eastern time, otherwise on the next succeeding business day, in each case to the intended recipient as set forth below:

If to the Parent (Prior to Merger Closing	Unite Acquisition 2 Corp. 12 E. 49th Street, 11th floor New York, NY 10017 Attention: Nathan P. Pereira Email: npp@gtlslaw.com

If to Blue Laser Fusion:	Blue Laser Fusion, Inc. 6950 Hollister Ave, Goleta, CA 93117 Attention: Richard Ogawa, General Counsel Email: richard@bluelaserfusion.com

With copy to (which copy shall not constitute notice hereunder):	Pillsbury Winthrop Shaw Pittman LLP 2400 Hanover St. Palo Alto, CA 94304-1113 Attention: Allison Leopold Tilley and Davina Kaile Email: allison@pillsburylaw.com, dkaile@pillsburylaw.com

If to Indemnitee:	The address set forth on the signature page hereto.

or any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

13. Non-Exclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under applicable law, the Companies’ constitutive documents, or any agreements, vote of stockholders, resolution of the Boards of Directors or otherwise with respect to any Proceeding (as hereinafter defined) associated with Indemnitee acting in his official capacity as an officer and director of the Parent arising out of or pertaining to actions relating to the approval of and entering into the Merger Agreement, the Transaction Documentation (as defined in the Merger Agreement), the Merger and each of the transactions contemplated thereby, whether asserted or claimed prior to, at or after the Effective Time.

14. Certain Definitions.

(a) “Expenses” shall include all direct and indirect costs (including, without limitation, reasonable attorneys” fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually and reasonably incurred in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise. provided, however, that “Expenses” shall not include any Liabilities.

(b) “Independent Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past three years has performed, services for either the Companies or Indemnitee or either of their respective affiliates (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Companies or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.

(c) “Liabilities” means liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

(d) “Proceeding” means any threatened, pending or completed action, claim, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, that (i) is asserted or claimed or otherwise arises after the Effective Time, (ii) is associated with Indemnitee’s actions as an officer and/or director of the Parent arising out of or pertaining to actions relating to the approval of and entering into the Merger Agreement, the Transaction Documentation (as defined in the Merger Agreement), the Merger and each of the transactions contemplated thereby, including any action brought by or in the right of the Parent or Merger Sub, and (iii) is not initiated or brought by one or more Indemnitee(s).

15. Binding Effect. Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Companies), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect for six (6) years subsequent to the date of this Agreement, regardless of whether Indemnitee continues to serve as director or an officer of the Parent.

16. Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever

(a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and

(b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within the State of Delaware, without regard to conflict of laws rules.

18. Consent to Jurisdiction. The Companies and Indemnitee each irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or Proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

19. Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by email of a PDF, which PDF shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

[Signature Page Follows]

IN WI1NESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.

UNITE ACQUISITION 2 CORP.

By:
Name:
Its:

BLUE LASER FUSION ACQUISITION CO.

By:
Name:
Its:

INDEMNITEE

By:
Name:
Its:

[Signature Page to Indemnity Agreement]